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                                                                    EXHIBIT 10.3

                              SCHUMACHER ASSOCIATES
     309 S. Peck Drive, Beverly Hills, CA 90212 o Phone &F ax 310-201-0800 o
                                 info@sass.net

July 7, 2003

Gordon Lee
American IDC Corp.
11301 Olympic Boulevard
Suite 680
Los Angeles, CA 90064

ENGAGEMENT LETTER

Dear Mr. Lee:

This engagement letter shall serve to set forth the terms upon which Schumacher Associates ("SA") will render to American IDC Corp. ("AIDC") certain management services. On the basis of discussions held between SA and AIDC, SA agrees to manage and to assist in providing the Company, the following:

MANAGEMENT SERVICES. SA shall act as AIDC's manager.

o SA shall develop and implement plans and programs for the expansion of AIDC's products and services, assist in any corporate structuring, and help improve the corporate image. This will include its matcmaking websites and related businesses, as well as its marketing activities.

o TERM. The management relationship shall commence upon the execution of this engagement letter and shall automatically renew annually, unless cancelled by either party with 30 days advance written notification.

COMPENSATION. SA will receive the following items of compensation for the services rendered hereunder. The terms of compensation can be altered with the written approval of both parties.

o AIDC shall pay SA $8,000.00 (eight thousand) a month retainer that will include payment for his graphic designers and programmers.

o AIDC has issued to Robert Schumacher 2,000,000 common shares issued under 144 for the sale of his half of MyCoffeeDate.com, including all intellectual property, website copy, business plans and related property. The sale also included all website domains owned by Schumacher that relate to online dating and contain the component "match", and:

o AIDC shall issue an additional 1,000,000 common shares issued under 144 as founders stock.

o AIDC shall issue to Robert Schumacher 300,000 common shares under S-8 for work done for AIDC prior to this agreement

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EXPENSES. Out of pocket expenditures, production costs and AIDC overhead expenses are in addition to the retainer.

o    INDEMNITY.

     1. AIDC agrees to indemnify and hold SA and its employees, officers, directors, agents, attorneys, and accountants free and harmless from any liability, cost and expense, including attorney's fees, in the event of a material breach of any of the SA's representations and warranties contained herein.

     2. SA agrees to indemnify and hold harmless AIDC and its employees, officers, directors, agents, attorneys, and accountants free and harmless from any liability, cost and expense, including attorney's fees, in the event of a material breach of any of the AIDC's representations and warranties contained herein.

o CHOICE OF LAWS AND ARBITRATION. This agreement shall be construed pursuant to the laws of the state of California. Any controversy arising thereunder shall be resolved by arbitration pursuant to the rules of the American Arbitration Association.

o INDEPENDENT CONTRACTOR. SA shall act as an independent contractor and not as an employee of American IDC.

o CONFIDENTIALITY. Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party , or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

o ASSIGNABILITY. This agreement is not assignable by either party without the consent of the other.

AGREED TO AND ACCEPTED this 7th day of July, 2003

Schumacher Associates                                    American IDC Corp.

/s/ Robert Schumacher July 7, 2003                       /s/ Gordon Lee
----------------------------------                       --------------
By: Robert Schumacher                                    By:  Gordon Lee.
Its: Sole Proprietor                                     Its: President & CEO